Exhibit 9

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

DATED:

ALAN DENNIS SHORTALL

as Mortgagor

and

ICG Venture LIMITED

as Lender

********************************************

SHARE MORTGAGE

relating to the shares to be provided as security for a Loan of approximately

US$ 945,000.00

********************************************

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

TABLE OF CONTENTS

Page No.
Parties	3

Recitals	3

Clauses

1. DEFINITIONS	2

2. MORTGAGE OF COLLATERAL SHARES	4

3. CONTINUING SECURITY	7

4. POST-COMPLETION MATTERS	7

5. REPRESENTATIONS AND WARRANTIES	7

6. MORTGAGOR UNDERTAKING	8

7. POWER OF SALE	11

8. DIVIDENDS AND VOTING RIGHTS	13

9. ACCELERATION OF MATURITY DUE TO CHANGE IN COLLATERAL	14

10. EVENT OF DEFAULT	14

11. RELEASE OF COLLATERAL	15

12. CLAIMS BY MORTGAGOR	15

13. TAXES AND OTHER DEDUCTIONS	16

14. COSTS, CHARGES AND EXPENSES	16

15. INDEMNITY	16

16. FURTHER ASSURANCE	17

17. POWER OF ATTORNEY	17

18. EVIDENCE OF DEBT	18

19. SUSPENSE ACCOUNT	18

20. WAIVER AND SEVERABILITY	18

21. CONFIDENTIALITY	18

22. MISCELLANEOUS	20

23. ASSIGNMENT	22

24. NOTICES	22

25. GOVERNING LAW	23

SCHEDULE 1 PARTICULARS OF THE COLLATERAL SHARES	25

SCHEDULE 2 MORTGAGOR’S REPRESENTATIONS AND WARRANTIES	26

SCHEDULE 3 FORM OF NOTICE AND ACKNOWLEDGMENT	28

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

THIS AGREEMENT is made on

BETWEEN

(1)	Alan Dennis Shortall, holder of Australia Passport No. xxxxxxxx an address of xxxxxxxxx xxxx xxxxxxxx, xx xxxxx (the “Mortgagor”); and

(2)	ICG VENTURE LIMITED, a company incorporated under the laws of Hong Kong with company number 1950321 and the address of its registered office at Room 2003, 20th Floor, Fairmont House, 8 Cotton Tree Drive, Central, Hong Kong. (the “Lender”).

RECITALS

1.	By a loan agreement executed on the same date as of this Deed (the “Loan Agreement”) made between the Mortgagor as borrower (the “Borrower”) and the Lender, the Lender has agreed to make available to the Mortgagor a term loan facility in the sum of US$945,000.00 or the principal amount of which shall be set out in the Loan Facility Letter (the “Loan”) upon the terms and subject to the conditions contained in the Loan Agreement.

2.	It is a conditions precedent to the Lender making the Loan available to the Borrower that the Mortgagor enters into this Deed.

3.	The Mortgagor is the legal and beneficial owner of the securities listed in Schedule 1 hereto (each an “Issuer”, and collectively, the “Issuers”).

NOW THIS DEED WITNESSES as follows:-

1.	DEFINITIONS

1.01	In this Deed (including the Recitals and the Schedules), the following terms shall have the following definitions. All terms not defined herein shall have the same meaning ascribed to them in the Loan Agreement. The terms used in the Loan Agreement shall carry the same definitions as defined therein when used in this Deed. In the event any term used in this Deed carries a different definition in the Loan Agreement, the definition herein shall prevail:-

“Additional Collateral Value”	the market value of the Additional Collateral (i) in the form of cash and/or (ii) in the form of Securities, and in the form of Securities the market value of which shall be the lowest closing price of the shares on the Stock Exchange to be deposited to the Lender from the First Trigger Date or the Trigger Date to the day before the Additional Collateral is provided;

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

“Companies Ordinance”	the Companies Ordinance, Chapter 32 of the Laws of Hong Kong, as amended, supplemented or otherwise modified from time to time;

“Completion”	delivery of the Collateral Shares and the Additional Collateral (if any) in accordance with the provision of Clause 2.01;

“Completion Date”	the date specified in Clause 2.01 for Completion;

“Conveyancing and Property Ordinance”	the Conveyancing and Property Ordinance, Chapter 219 of the laws of Hong Kong, as amended, supplemented or otherwise modified from time to time;

“Event of Default”	any of the events or circumstances specified in Clause 9 or in clause 11 of the Loan Agreement;

“First Top-Up Trigger”	has the meaning ascribed to the same in Clause 6.01(a);

“First Trigger Date”	the date on which the First Top-Up Trigger occurs;

“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange;

“Secured Indebtedness”	all and any sums (whether principal, interest, fees or otherwise) which are or at any time may become payable by the Borrower under the Loan Agreement or any Security Document to which it is a party and all other monies hereby secured;

“Securities”	bonds, debentures, notes, stocks, shares or other securities and all moneys, rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, preference, option or otherwise) in respect of any foregoing (and without limitation, shall include any of the foregoing not constituted, evidenced or represented by a certificate or other document but by an entry in the books or other permanent records of a company, a trustee or other fiduciary thereof, or a clearance system);

“Taxation”	all liability to any form of taxes, duties, imposts, charges, withholdings, levies, rates, any claim for taxation or other governmental impositions of whatever nature whenever and by whatever authority imposed, assessed or charged together with all costs, charges, arrangement fees, interests, penalties, fines, expenses, deprivation of any tax relief and other additional statutory charges incidental or related to the imposition accruing before Completion;

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

“Top-Up Level”	1.1 as defined in Clause 6.01;

“Trigger Date”	the date on which the market value of the Shares forming the Collateral Shares plus Additional Cash Collateral (and the Additional Collateral, if applicable) is equal to or less than the Minimum Collateral Value pursuant to Clause 6.01;

“Warranties”	all or any of the representations, warranties and undertakings set out in Schedule 2 and Clause 5 hereof and any other representation, warranties and undertakings made by or on behalf of the Mortgagor in this Deed or which have become terms of this Deed.

1.02	The expressions “Mortgagor” and “Lender” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.03	In this Deed words connoting any gender include all genders; words connoting the singular include the plural and words connoting the plural include the singular; and references to persons include bodies corporate or unincorporated.

1.04	For the purposes of this Deed any reference to a Recital, Clause, sub-Clause or Schedule is a reference to a Recital, Clause, sub-Clause or Schedule of this Deed, and the Recitals and Schedules form part of and are deemed to be incorporated in this Deed.

1.05	The headings used in this Deed and the Schedules are inserted for convenience only and shall be ignored in construing this Deed.

1.06	References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions of which there are re-enactments (whether with or without modification) and shall also include regulations or orders from time to time made pursuant to them.

1.07	A document expressed to be “in the approved terms” means a document the terms of which have been approved by or on behalf of the parties hereto and a copy of which has been signed for the purposes of identification by or on behalf of the parties hereto.

2.	MORTGAGE OF COLLATERAL SHARES

2.01	In consideration of the Lender agreeing to make the Loan and continuing to make the Facility thereunder available to the Borrower, the Mortgagor has agreed, subject to anything contained herein, to (i) assign and transfer absolutely by way of first legal mortgage all of its rights, title and interest in and to the Collateral Shares to the Lender or its nominee or the Custodian, (ii) to mortgage and charge all its rights, title and interest in and to any Additional Collateral to the Lender or its nominee or the Custodian (with the intent that the mortgage constituted by this Deed with respect to

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any Additional Collateral, until such Shares are registered in the name of the Lender or its nominee or the Custodian, take effect by way of first fixed equitable charge and, upon such shares being so registered, shall take effect by way of first legal mortgage), and (iii) charge and assign all its rights, title and interest in and to any Dividends to the Lender or its nominee or the Custodian which are paid or payable to the Mortgagor before the shares to which they relate are registered in the name of the Lender or its nominee or the Custodian, as a continuing security for the due and punctual performance of the Secured Indebtedness by the Borrower and the due and punctual performance of all other obligations of the Borrower contained in the Loan Agreement or any Security Document to which it is a party.

2.02	Completion shall take place on the Collateral Receipt Date or on such later date as the parties may agree in writing at the Lender’s office or such other place as the parties may agree in writing when the Mortgagor shall perform all (and not part only) of the following on such date:

(a)	to deposit, or procure that there be deposited, with the Lender or the Custodian:

(i)	the certificates in respect of the Collateral Shares and any Additional Collateral, together with duly executed and stamped instruments of transfer and contract notes in respect thereof by the registered holder, or in such electronic form in favor of the Lender or its nominee or the Custodian, and in the event the Collateral Shares and any Additional Collateral have been deposited with the Custodian, the Lender’s interest has been duly recorded with authorization for the Lender to withdraw the Collateral Shares and any Additional Collateral;

(ii)	executed resolutions and authorizations in respect of the implementation thereof;

(iii)	such other documents as may be required to give to the Lender good title to the Collateral Shares and any Additional Collateral to enable the Lender in accordance with the terms of any Finance Documents;

(iv)	procure that the Lender or its nominee or the Custodian is registered as holder of such Shares forming the Collateral Shares and the Additional Collateral (if applicable) in the register of members of the relevant company and is issued with share certificates in respect of such shares; and

(b)	to give notice of this Deed to each person holding any of the Collateral Shares and the Additional Collateral (if applicable) as the Mortgagor’s nominee and to procure that each such person executes and delivers to the Lender or its nominee or the Custodian an acknowledgment, such notice and acknowledgement to be in the form set out in Schedule 3.

2.03	The transactions described in Clause 2.02 above shall take place at the same time so that in default of the performance of any such transactions by either of the parties, without prejudice to any legal remedies to the party not at fault, the party not at fault may:-

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

(a)	defer Completion to a day not more than three (3) Business Days after the date fixed for Completion (and so that the provision of Clause 2.02 shall apply to Completion so deferred);

(b)	proceed to Completion so far as practicable but without prejudice to its rights hereunder; or

(c)	rescind this Deed without liability on its part.

2.04	It is hereby agreed that: (a) delivery of the Collateral Shares and the Additional Collateral (if applicable) pursuant to this Deed including those under Clause 2.02(a)(i) by the Mortgagor or its nominee shall be at all times made through the clearing and settlement system established by the Stock Exchange, to the Lender’s identified broker’s account or the Custodian unless the parties otherwise agree in writing; and (b) for the avoidance of doubt, any reference to trading price or closing price of Shares in this Deed shall be the three (3) days volume weighted average price of the Shares as quoted on Bloomberg LP.

2.05	Notwithstanding Completion and without prejudice to anything else contained in this Deed, the Mortgagor shall, at its own cost, promptly execute and do and cause or procure to be executed and done all such other documents, instruments, acts and things in such form as the Lender or the Custodian may from time to time require in order to perfect the right, title and interest of the Lender to and in the Collateral Shares and the Additional Collateral (if applicable), and to give legal effect to the provisions of this Deed and the transactions hereby contemplated.

2.06	The Mortgagor agrees that at any time after the date hereof, the Lender may, at the cost of the Mortgagor, register and make all filings of the Collateral Shares and the Additional Collateral (if applicable) in the name of the Lender or its nominee to perfect, preserve and protect the mortgage created hereunder.

2.07	This Deed shall (subject as provided in Clause 7), extend to and include all Dividends and all Securities (and the Dividends in respect thereof), rights, moneys or other property accruing or offered at any time by way of redemption, substitution, bonus, preference, option or otherwise to or in respect of any of the Collateral Shares and Additional Collateral (if applicable) and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, made, offered or arising in respect of any of the same and all further shares in the capital of the Issuer issued subsequent hereto. If the Mortgagor shall acquire any such other Securities as aforesaid, it shall forthwith upon receipt of the relevant share certificates, renounceable certificates, letters of allotment, documents of title or other evidence of entitlement thereto deliver or procure that there be delivered the same to the Lender duly executed by the Mortgagor (or its nominee) in favor of the Lender or its nominee or the Custodian to enable the Lender or its nominee or the Custodian is registered as the holder of any such Securities.

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

2.08	Nothing in this Deed shall be construed as placing on the Lender any liability whatsoever in respect of any calls, installments or other payments relating to any of the Collateral Shares and the Additional Collateral (if applicable) or any rights, shares or other securities accruing, offered or arising as aforesaid, and the Mortgagor shall indemnify the Lender in respect of all calls, installments or other payments relating to any of the Collateral Shares and Additional Collateral (if applicable) and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Collateral Shares and Additional Collateral (if applicable).

2.09	Upon payment in full of all the Secured Indebtedness to the satisfaction of the Lender, the Lender shall, at the request and cost of the Mortgagor, and in such form as the Lender shall approve, discharge the security created by this Deed.

3.	CONTINUING SECURITY

3.01	This Deed shall be a continuing security and is intended to secure any further Advances made by the Lender to the Borrower pursuant to the terms of the Loan Agreement and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in constitution or status of the Mortgagor or any other person or any intermediate settlement of account or other matter whatsoever. This Deed is in addition to, and independent of, any charge or other security or right or remedy now or at any time hereafter held by or available to the Lender.

4.	POST-COMPLETION MATTERS

4.01	On the last day of the Pricing Period, the Lender shall notify the Mortgagor in writing by means of the Loan Facility Letter of the Loan Closing Price determined.

4.02	The Lender shall maintain on its books in accordance with its usual practice a set of accounts recording the shares and cash from time to time received from the Mortgagor hereunder. In any legal proceeding for the purpose of this Deed, the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on the Mortgagor.

4.03	The Lender shall place the Collateral Shares and the Additional Collateral (if applicable) with the Custodian who shall hold the Collateral Shares to the Lender’s order in accordance with the terms and conditions of the Finance Documents.

5.	REPRESENTATIONS AND WARRANTIES

5.01	In consideration of, the Lender agreeing to enter into this Deed, the Mortgagor hereby represents, warrants and undertakes to the Lender in the terms set out in Schedule 2 hereof and the Mortgagor represents and warrants to the Lender that the Warranties are true and correct as at the date hereof and will be true and accurate at all times during the continuance of this Deed with reference to the facts and circumstances then existing.

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5.02	The Mortgagor hereby acknowledges that the Lender is entering into this Deed in reliance upon each of the Warranties herein notwithstanding any investigations which the Lender, the Lender’s accountants or any of their respective directors, officers, employees, agents or advisers may have made and undertakes to indemnify and keep fully indemnified the Lender against any costs (including all legal costs), expenses, loss or liability suffered by the Lender as a result of or in connection with any material inaccuracy or breach of any of the Warranties. This indemnity shall be without prejudice to any other rights and remedies of the Lender and its assigns in relation to any such breach of Warranties and such rights and remedies are hereby expressly reserved.

5.03	The Warranties shall be deemed to be repeated on Completion and survive Completion and the rights and remedies of the Lender in respect of any breach of the Warranties shall not be affected by Completion or by the Lender rescinding, or failing to rescind this Deed, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.04	The Lender shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the Warranties and Completion shall not in any way constitute a waiver of any right of the Lender.

5.05	The Mortgagor undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Mortgagor that it has made reasonable enquiry into the subject matter of that Warranty with the directors of the Mortgagor and that it does not have the knowledge, information or belief that the subject matter of that Warranty may not be materially correct, complete or accurate.

6.	MORTGAGOR UNDERTAKING

6.01	(a)	First Top-Up Trigger

The Mortgagor undertakes to the Lender that if at any time before the Maturity Date or before the Secured Indebtedness has been fully settled, upon the occurrence of any of the following events (any such event, a “First Top-Up Trigger”):

(i)	the market value of the Shares forming the Collateral Shares (determined by reference to the closing price of the Shares on the Stock Exchange) is at or below eighty per cent (80%) of the Loan Closing Price for three (3) consecutive trading days; or

(ii)	the market value of the Shares forming the Collateral Shares (determined by reference to the closing price of the Shares on the Stock Exchange) is at or below the Minimum Collateral Value for three (3) consecutive trading days,

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the Mortgagor shall, then within three (3) Business Days following the First Trigger Date and no later than 5:00 pm (Hong Kong time), have Additional Collateral (in the case of cash), deposited into a designated bank account of the Lender or (in the case of Shares and upon receipt of prior written approval of the Lender), deposited into the account of the Lender or the Custodian (as the case may be), and obtain confirmation from the Lender of its receipt of the same, to ensure that the aggregate market value of (i) the Collateral Shares; (ii) the Additional Collateral; and (iii) the Additional Cash Collateral remains at or above one hundred and three per cent (103%) of Minimum Collateral Value under this Deed (the “Top-Up Level”).

(b)	Subsequent Top-Up Trigger

Subsequent to the occurrence of the First Top-Up trigger and at any time before the Maturity Date or before the Secured Indebtedness has been fully settled, the Mortgagor undertakes to the Lender that if the aggregate market value of (i) the Collateral Shares; (ii) the Additional Collateral and (iii) the Additional Cash Collateral is equal to or is less than the Minimum Collateral Value for three (3) consecutive trading days (a “Subsequent Top-Up Trigger”) (determined in the case of the Collateral Shares and Additional Collateral by reference to the closing price of the Shares on the Stock Exchange), the Mortgagor shall, within three (3) Business Days following the Trigger Date and no later than 5:00 pm (Hong Kong time), further deposit the Additional Collateral (in the case of cash), into a designated bank account of the Lender or (in the case of Shares and upon receipt of prior written approval of the Lender), into the account of the Lender or the Custodian (as the case may be), and obtain confirmation from the Lender of its receipt of the same, to ensure that the aggregate market value of (i) the Collateral Shares; (ii) the Additional Collateral; and (iii) the Additional Cash Collateral remains at or above one hundred and three per cent (103%) of Minimum Collateral Value under this Deed (the “Top-Up Level”).

(c)	Immediate Top-up Trigger

The Mortgagor undertakes to the Lender that if at any time before the Maturity Date or before the Secured Indebtedness has been fully settled, the aggregate market value of (i) the Collateral Shares; (ii) the Additional Collateral and (iii) the Additional Cash Collateral equals to or is less than ninety five per cent (95%) of the Minimum Collateral Value (determined in the case of the Collateral Shares and Additional Collateral by reference to the closing price of the Shares on the Stock Exchange), the Mortgagor shall, within three (3) Business Days following the Trigger Date and no later than 5:00 pm (Hong Kong time), further deposit the Additional Collateral (in the case of cash), into a designated bank account of the Lender or (in the case of Shares and upon receipt of prior written approval of the Lender), into the account of the Lender or the Custodian (as the case may be), and obtain confirmation from the Lender of its receipt of the same, to ensure that the aggregate market value of (i) the Collateral Shares; (ii) the Additional Collateral and (iii) the Additional Cash Collateral remains at or above one hundred and three per cent (103%) of Minimum Collateral Value under this Deed (the “Top-Up Level”).

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(d)	The Mortgagor’s obligations under this Clause 6.01 shall be continuing and the Mortgagor shall maintain the aggregate market value of the Collateral Shares (and the Additional Collateral, if any) at or above the Minimum Collateral Value by providing the Additional Collateral to the Lender from time to time up to the Maturity Date or such date when the Loan Agreement is terminated. The value of the Additional Collateral shall be calculated based on the lowest market closing price from the First Trigger Date or Trigger Date to the day before the Additional Collateral is provided.

6.02	Subject to anything contained herein, the Mortgagor declares and acknowledges that the Lender shall have unconditional and absolute rights to the Additional Collateral provided in Clause 6.01 until all Secured Indebtedness owing by the Borrower to the Lender under the Loan Agreement has been fully settled and discharged. Thereafter, such Additional Collateral shall be dealt with according to Clause 11.02.

6.03	If at any time before the Maturity Date or before the Secured Indebtedness has been fully settled, the aggregate market value of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral is equal to or less than the Minimum Collateral Value for three (3) consecutive trading days, the Mortgagor shall either observe its undertaking to provide Additional Collateral according to the manner as set out in Clause 6.01, or terminate the Loan without further recourse by informing the Lender in writing not later than 5:00 pm (Hong Kong time) within three (3) Business Days following the First Trigger Date or the Trigger Date. Subject to clause 11.02 of the Loan Agreement, the Loan may be terminated by the Mortgagor in such event on the condition that:

(a)	the Lender shall have no recourse for the Loan apart from the Collateral Shares, any Additional Collateral and the Additional Cash Collateral;

(b)	the Lender shall forfeit the Collateral Shares, any Additional Collateral and the Additional Cash Collateral and the Mortgagor shall not be entitled to seek restitution of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral; and

(c)	any rights of the Lender under this Deed or the Loan Agreement shall not be affected by the Mortgagor exercising its termination right under this Clause 6.03.

6.04	The Mortgagor undertakes and agrees with the Lender throughout the continuance of this Deed and so long as the Secured Indebtedness or any part thereof remains owing that the Mortgagor will, unless the Lender otherwise agrees in writing:

(a)	not create or attempt or agree to create or permit to arise or exist any Charge over all or any part of the Collateral Shares and the Additional Collateral (if applicable) or any interest therein or otherwise assign, deal with or dispose of all or any part of the Collateral Shares (except under or pursuant to this Deed);

(b)	not grant in favor of any other person any interest in or any option or other rights in respect of any of the Collateral Shares and the Additional Collateral (if applicable);

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(c)	ensure that no person holding any of the Collateral Shares and the Additional Collateral (if applicable) as its nominee for the time being does any of the acts prohibited in paragraphs (a) and (b) above;

(d)	procure that the Borrower shall not issue or resolve or agree to issue or grant any option or other right to acquire Collateral Shares and Additional Collateral (if applicable) to any person other than the Mortgagor (and subject always to this Deed);

(e)	at all times remain the beneficial owner of the Collateral Shares and the Additional Collateral (if applicable);

(f)	do or permit to be done every act or thing which the Lender may from time to time reasonably require for the purpose of enforcing the rights of the Lender hereunder; and

(g)	not do or cause or permit to be done anything which may in any way depreciate, jeopardize or otherwise prejudice the value of the Lender’s Securities hereunder.

6.05	The Mortgagor undertakes and agrees with the Lender that during the continuance of the Loan Term and so long as the Secured Indebtedness remains outstanding, the terms and provisions under Clauses 6.01 to 6.04 shall be applicable to all Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral concerning each Advance to be made by the Lender to the Borrower, particulars of which shall be specified in the Loan Facility Letter to be executed by the Lender and accepted by the Mortgagor.

7.	POWER OF SALE

7.01	The Mortgagor agrees that the Lender shall have the right to (and the Mortgagor hereby irrevocably authorizes the Lender and grants the Lender the absolute right to) sell, buy, pledge, transfer, assign, hypothecate, lend and/or encumber the Collateral Shares and the Additional Collateral (if applicable), as needed to procure a loan or hedge against adverse market movements as determined by Pledgee in its sole discretion, in each case without the consent of or notice to the Mortgagor and without making any accounting therefor to the Mortgagor.

7.02	The Mortgagor acknowledges and agrees that the mortgage shall be binding upon him and that the mortgage shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of this Deed or the Loan Agreement, or any other loan document pertaining to the subject matter hereto.

7.03	Subject to Clause 8, the Lender or its nominee shall be entitled to exercise all rights attached or accruing to the Collateral and Additional Collateral (if applicable).

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

7.04	Upon the occurrence of an Event of Default, the Mortgagor’s rights or power to deal with the Collateral Shares, the Additional Collateral (if applicable) (whether statutory or otherwise) and the Additional Cash Collateral shall cease and the Lender or its nominee or the Custodian shall be entitled to, without further notice or authority, sell or dispose of all or any part of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral and may apply the proceeds of any such sale or disposition in or towards the discharge of the costs thereby incurred and of the Indebtedness in such manner as it in its absolute discretion thinks fit.

7.05	The Lender or its nominee or the Custodian shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by installments) as it shall in its absolute discretion think fit (whether by private sale or otherwise) and so that the Collateral Shares and the Additional Collateral (if applicable) (or any relevant part thereof) may be sold (i) subject to any conditions which the Lender may think fit to impose, (ii) to any person (including any person connected with the Borrower, the Mortgagor or the Lender) and (iii) at any price which the Lender, in its absolute discretion, considers to be the best obtainable in the circumstances taking into account the nature of the Borrower as a private company as applicable. The Lender or its nominee or the Custodian may to the extent that it has not already done so, take possession of and hold all or any part of the Collateral Shares and the Additional Collateral (if applicable) and accordingly register, or cause to be registered all or any of the Collateral Shares and the Additional Collateral (if applicable) in the name of the Lender or its nominee or the Custodian or assignee or in the name of any purchaser thereof.

7.06	Subject to Clause 8.02, at any time after the power of sale has arisen, any Dividends which have been or may be received or receivable by the Lender or any nominee of the Lender may be applied by the Lender as though they were proceeds of sale hereunder.

7.07	The Lender is authorized to give a good discharge for any moneys received by it pursuant to the exercise of its power of sale and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.

7.08	The Mortgagor shall not have any claim against the Lender or its nominee in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Collateral Shares and the Additional Collateral (if applicable) or any of them by deferring or advancing the date of such sale or otherwise howsoever.

7.09	The Mortgagor waives any right it may have to purchase the Collateral Shares and the Additional Collateral (if applicable) or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in this Clause 7.

7.10	The Lender or its nominee or the Custodian shall be entitled to exercise all powers in respect of the Collateral Shares and the Additional Collateral (if applicable) provided in section 51 of the Conveyancing and Property Ordinance but without the necessity to comply with any restrictions imposed by the said provisions.

INTERNATIONAL CAPITAL GROUP

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Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

7.11	The provisions of paragraph 11 of The Fourth Schedule to the Conveyancing and Property Ordinance shall not restrict the exercise of the Lender or its nominee or the Custodian or any receiver of its power hereunder and this Deed shall become immediately enforceable and the statutory power of sale and other powers of sale and appointing a receiver shall become immediately exercisable without any juridical or other formality or any presentment, demand, protest or other notice of any kind on or at any time after this Deed becomes enforceable.

7.12	Without prejudice to the foregoing, the provisions of the Conveyancing and Property Ordinance are expressly extended such that the Lender or its nominee or the Custodian may in addition to any powers granted it by applicable law, upon and from this Deed becoming enforceable and upon and subject to the terms and conditions of the Loan Agreement do all such other acts and things it may consider necessary or expedient for the realization or preservation of this Deed or incidental to the exercise of any of the rights conferred on it under or in connection with this Deed or the Conveyancing and Property Ordinance and to concur in the doing of anything which it has the right to do and to do any such thing jointly with any other person.

7.13	Notwithstanding any provision in the Finance Documents to the contrary, the Lender may not, during the Loan Term, engage, directly or indirectly, in short selling any security of the Issuer by borrowing securities from any entity or person and later buying shares in the same security, then returning the borrowed securities in an effort to make a profit.

8.	DIVIDENDS AND VOTING RIGHTS

8.01	Notwithstanding any provision in the Finance Documents to the contrary, the Borrower retains the benefits and burdens of ownership of the Collateral Shares and Additional Collateral (if applicable) during the Loan Term and the burden of risk in the event the Collateral Shares and Additional Collateral (if applicable) decline in value. The parties agree there is no diminution in the opportunity for gain or loss associated with the Finance Documents. The Lender shall return to the Mortgagor shares identical to the Collateral Shares and Additional Collateral (if applicable) upon repayment of the Indebtedness. Subject to the provisions of Section 10 in the Loan Agreement, in the event of a reorganization, recapitalization or merger of the Issuer during the Loan Term, Lender will return Collateral Shares and Additional Collateral (if applicable) of the same class and issue as the Collateral Shares and Additional Collateral (if applicable).

8.02	The Mortgagor, as the transferor of the Collateral Shares and the Additional Collateral (if applicable), shall receive from the Lender a payment or credit against interest due of an amount equivalent to all interest dividends and other distributions which the beneficial owner of those securities is entitled to receive during the period of the loan which ends with the transfer identical securities back to the Borrower when all outstanding principal, interest and other amounts due under the Finance Documents are paid and all obligations of the Borrower are extinguished.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

13

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

8.03	The Borrower hereby waives the right to vote, or to provide any consent or to take any similar action with regard to the Collateral Shares and the Additional Collateral (if applicable) in the event that the record date or deadline for such vote, consent or other action falls during the Loan Term. The Lender also waives the right to vote, or to provide any consent or to take any similar action with respect to the Collateral Shares or the Additional Collateral (if applicable) and will not vote any Collateral Shares or Additional Collateral (if applicable) it holds during the Loan Term.

9.	RESERVED

10.	EVENT OF DEFAULT

10.01	During the Loan Term, each of the following events and circumstances shall be an Event of Default:

(a)	the Mortgagor fails to provide the Additional Collateral pursuant to the manner and within the time limit provided in Clause 6.01;

(b)	an Auto Default Trigger occurs;

(c)	the Mortgagor fails to pay interest as and when due;

(d)	the Mortgagor fails to repay the Loan in full at the end of the Loan Term;

(e)	the Mortgagor commits any fraud in relation to the Issuer or any transactions contemplated hereunder;

(f)	the Mortgagor is in material breach of any term of the Finance Documents to which it is a party;

(g)	the Loan Agreement has been terminated pursuant to its terms;

(h)	any of the Warranties is found to be untrue, misleading or incorrect or has not been carried out in any material respect;

(i)	the Issuer has been delisted from the Stock Exchange or privatized;

(j)	trading of the Collateral Shares and/or the Additional Collateral (if applicable) has been suspended on the Stock Exchange for a period of five (5) consecutive trading days or more; or

(k)	the occurrence of any Event of Default under the Loan Agreement.

10.02	If an Event of Default has occurred, this Deed shall become immediately enforceable and the Mortgagor shall not have any recourse whatsoever against the Lender for the Collateral Shares, the Additional Collateral (if applicable) provided pursuant to Clause 6.01, and the Additional Cash Collateral or otherwise. The Lender shall have the power of sale of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral, without liability as to fair price.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

14

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

11.	RELEASE OF COLLATERAL

11.01	This Deed shall remain in full force and effect unless and until discharged by an absolute release of the Mortgagor signed by the Lender following the full and valid payment and/or discharge of the Secured Indebtedness.

11.02	Subject to Clause 8.01 of this Agreement and Clause 10 of the Loan Agreement, after the Secured Indebtedness has been irrevocably paid or discharged in full or as required or permitted by the Loan Agreement and subject to Clause 11.04, the Lender shall procure the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral to be released from this Deed and transfer and/or re-assign or as appropriate, transfer the benefit of so much of the Collateral Shares, Additional Collateral (if applicable) and Additional Cash Collateral as has not been applied by the Lender or its nominee or the Custodian in or towards satisfaction of the Secured Indebtedness to the Mortgagor or as it may direct, free from the rights of the Lender hereunder.

11.03	The Lender or its nominee or the Custodian shall upon any release, discharge, reassignment, transfer or partial discharge pursuant to and in accordance with Clauses 11.01 and 11.02, at the request and cost of the Mortgagor (i) procure the redelivery of the Collateral Shares, the Additional Collateral (if applicable) and Additional Cash Collateral of all deeds, instruments, certificates and other documents delivered to or deposited with the Lender or its nominee or the Custodian; and (ii) give notice to each person (if any) who has received notice of the mortgage pursuant to this Deed of such release, discharge, re-assignment and/or transfer, within one (1) months from the date of full repayment of the Secured Indebtedness.

11.04	Unless otherwise instructed, the full settlement of all amounts payable by the Mortgagor under this Deed is to be paid by the Mortgagor to the Lender in cash, within three (3) Business Days from the Maturity Date or such date as the Secured Indebtedness has been fully paid or discharged prior to the release of the Collateral Shares, the Additional Collateral (if applicable) and Additional Cash Collateral to the Mortgagor.

12.	CLAIMS BY MORTGAGOR

12.01	The Mortgagor represents to and undertakes with the Lender that it has not taken and will not take any security in respect of its liability under this Deed whether from the Borrower or any other person. So long as any sum remains owing by the Borrower to the Lender, the Mortgagor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against the Borrower (whether in respect of its liability under this Deed or otherwise) or given any security in respect of the Secured Indebtedness or claim in the insolvency or liquidation of the Borrower or any such other person in competition with the Lender. If the Mortgagor receives any payment or benefit in breach of this clause, it shall hold the same upon trust for the Lender as a continuing security for the Secured Indebtedness.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

15

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

13.	TAXES AND OTHER DEDUCTIONS

13.01	All sums payable by the Mortgagor under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Mortgagor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Mortgagor shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Mortgagor shall promptly forward to the Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

14.	COSTS, CHARGES AND EXPENSES

14.01	The Mortgagor shall from time to time forthwith on demand pay to or reimburse the Lender for:

(a)	all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) reasonably incurred by the Lender in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed; and

(b)	all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) reasonably incurred by the Lender in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder in respect of this Deed or in releasing or re-assigning this Deed upon payment of all moneys hereby secured, and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.

15.	INDEMNITY

15.01	The Mortgagor shall indemnify the Lender against all losses, liabilities, damages, costs and expenses reasonably incurred by it in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Mortgagor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Shares.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

16

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

15.02	The Lender may retain and pay out of any money in the Lender’s hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Mortgagor under this Clause shall form part of the monies hereby secured.

16.	FURTHER ASSURANCE

16.01	The Mortgagor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Lender may require over or in respect of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral to secure all moneys, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting, preserving or protecting the Lender’s rights, benefits or obligations hereunder or the priority of the mortgage constituted by this Deed and the Mortgagor shall also give all notices, orders and directions which the Lender may require.

16.02	Without limiting the foregoing, the Mortgagor shall promptly from time to time execute and sign or to procure that the person for the time being holding any of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral as the Mortgagor’s nominee executes and signs all transfers, powers of attorney, proxies and other documents which the Lender may require for perfecting the Lender’s title to any of the Collateral Shares or the Additional Collateral (if applicable) or Additional Cash Collateral or for vesting or enabling it to vest the same in itself, its nominee or in any purchaser.

16.03	The Mortgagor will do or permit to be done everything which the Lender may reasonably from time to time require to be done for the purpose of enforcing the Lender’s rights hereunder and will allow the name of the Mortgagor to be used as and when required by the Lender for that purpose.

17.	POWER OF ATTORNEY

17.01	The Mortgagor irrevocably appoints the Lender or its nominee or the Custodian by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Lender shall think proper or expedient for carrying out any obligations imposed on the Mortgagor hereunder or for exercising any of the powers hereby conferred or for giving to the Lender the full benefit of this security and so that the appointment hereby made shall operate to confer on the Lender authority to do on behalf of the Mortgagor anything which it can lawfully do by an attorney. The Mortgagor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.

INTERNATIONAL CAPITAL GROUP

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Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

17

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

18.	EVIDENCE OF DEBT

18.01	Any statement of account purporting to show an amount due from the Borrower under the Loan Agreement or any Security Document to which it is a party or from the Mortgagor under this Deed and signed as correct by a duly authorised officer/any director, officer, manager or deputy manager of the Lender shall, in the absence of manifest error, be conclusive evidence of the amount so due.

19.	SUSPENSE ACCOUNT

19.01	The Lender may place and keep any moneys received by virtue of this Deed (whether before or after the insolvency or liquidation of the Mortgagor or the Borrower) to the credit of a suspense account for so long as the Lender may think fit in order to preserve the rights of the Lender to sue or prove for the whole amount of its claims against the Mortgagor, the Borrower or any other person.

19.02	If the Lender receives notice of any breach of Clauses 6.01 (a) to 6.01(c), the Lender may open a new account for the Borrower. Whether or not it does so it shall be treated as if it had opened a new account at the time of such breach (unless it gives written notice to the contrary to the Mortgagor). As from the time of such breach all payments made by or on behalf of the Borrower to or received pursuant to this Deed by the Lender shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount due from the Borrower to the Lender at the time of such breach.

20.	WAIVER AND SEVERABILITY

20.01	No failure or delay by the Lender in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

21.	CONFIDENTIALITY

21.01	In consideration of the parties making available to the parties and their advisers and representatives certain information, and in consideration of the undertakings by the parties herein set out above, the Mortgagor hereby agrees and undertakes to the Lender and the Lender hereby agrees and undertakes to the Mortgagor that:-

(a)	all Confidential Information (as defined below) shall be held in complete confidence by it and by its advisers and representatives and shall not, without the prior written consent of the party providing the Confidential Information, at any time be disclosed to any person, nor used for any purpose which can be regarded as competitive with the business interests of the party providing the Confidential Information;

INTERNATIONAL CAPITAL GROUP

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Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

18

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

(b)	notwithstanding Clause 20.01(a) above, the parties may disclose Confidential Information to those of their directors, officers, employees, advisers and representatives who are directly concerned with appraisal of the transactions described herein. The party shall on written demand supply the other party with a list of those persons within such party (giving their names and details of positions held by them) and of its professional advisers and representatives who are likely to be directly concerned with its appraisal of the transactions described herein;

(c)	any party receiving Confidential Information and its advisers and representatives will immediately upon receipt of a written demand from the party providing such Confidential Information return to the party providing Confidential Information or destroy all Confidential Information which is capable of being returned (and all and any copies thereof or of any part thereof); and

(d)	the parties, their advisers and representatives will only copy, reproduce or distribute in whole or in part of the Confidential Information:-

(i)	with the prior written consent of the party providing such Confidential Information; or

(ii)	for the purpose of supplying Confidential Information to persons to whom disclosure is permitted hereunder.

21.02	For the purposes of this Deed, the term “Confidential Information” includes all information of whatsoever nature (whether oral, written or in any other form) containing or consisting of material of a technical, operational, administrative, economic, marketing, planning, business or financial nature or in the nature of intellectual property of any kind and relating to the parties obtained by the other party or its advisers or representatives, including the existence and contents of this Deed.

21.03	Notwithstanding Clauses 20.01 and 20.02, the parties agree that none of the undertakings or obligations of the parties or their directors, officers, employees, advisers and representatives hereunder shall apply to Confidential Information:-

(a)	all of which is generally available to third parties (unless available as a result of a breach of this undertaking);

(b)	all of which is lawfully in the party’s possession and was not acquired directly or indirectly from the other party; or

(c)	the disclosure of, or other dealing with, which is required by any applicable law or required by the Stock Exchange or any supervisory or regulatory body to whose rules Mortgagor is subject or with whose rules it is necessary for Mortgagor to comply, provided that such disclosure is only made after such consultation with Lender as may be reasonably practicable.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

19

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

22.	MISCELLANEOUS

22.01	This Deed shall be binding on and ensure for the benefit of the successors or assigns of the parties respectively. None of the parties hereto may assign the benefit of any provision in this Deed without the prior written consent of the other party.

22.02	No announcement or circular in connection with this Deed or any matter arising therefrom shall be made or issued by or on behalf of any of the parties hereto without the prior written approval of the Lender, such approval not to be unreasonably withheld or delayed. The restrictions in this Clause shall not apply to any statement which is required to be made by law or in accordance with the rules of the Stock Exchange or any competent regulatory authority.

22.03	Nothing in this Deed shall create or be deemed to create a partnership or the relationship of principal and agent or employer and employee between any of the parties and no party shall be responsible for the acts or omissions of the employees or representatives of the other party.

22.04	The illegality, invalidity or unenforceability of any part of this Deed shall not affect the legality, validity or enforceability of any other part of this Deed.

22.05	This Deed and any documents referred to herein or therein constitute the whole agreement between the parties hereto and no variation thereof shall be effective unless made in writing signed by all parties hereto or their duly authorised representatives.

22.06	Neither the liability of the Mortgagor nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

(a)	the granting of any time or indulgence to the Borrower or any other person;

(b)	any variation or modification of the Loan Agreement, any of the Security Documents or any other document referred to therein;

(c)	the invalidity or unenforceability of any obligation or liability of the Borrower under the Loan Agreement or any of the Security Documents to which it is a party;

(d)	any invalidity or irregularity in the execution of the Loan Agreement or this Deed or any of the other Security Documents;

(e)	any deficiency in the powers of the Borrower to enter into or perform any of its obligations under the Loan Agreement or any of the Security Documents to which it is a party or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Borrower;

(f)	the insolvency or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Borrower or the Mortgagor;

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

20

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

(g)	any other Security Document, Charge or other security or right or remedy being or becoming held by or available to the Lender or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Lender at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Lender may now or hereafter have from or against the Borrower or any other person;

(h)	any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Borrower or any other person or any compromise, arrangement or settlement with any of the same;

(i)	any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Mortgagor hereunder.

22.07	Reserved.

22.08	Notwithstanding any discharge, release or settlement from time to time between the Lender and the Mortgagor, if any security, disposition or payment granted or made to the Lender in respect of the Secured Indebtedness by the Mortgagor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Lender shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

22.09	Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Lender.

22.10	This Deed may be executed in one or more counterparts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument. For the avoidance of doubt, this Deed shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be party hereto.

22.11	The failure of any party hereto at any time or times to require performance by the other party of any provision of this Deed shall in no way affect the right of such party to require performance of that or any other provision and any waiver by any party of any breach of a provision of this Deed shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any other right under this Deed.

22.12	Any reference to trading price or closing price of Shares in this Deed shall be the price of such Shares as quoted on Bloomberg LP.

22.13	Time shall be of an essence of this Deed.

INTERNATIONAL CAPITAL GROUP

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Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

21

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

22.14	Each party shall bear its own costs and expenses incurred in respect of the preparation and execution and performance of this Deed and any agreements and documents ancillary to it.

22.15	The Mortgagor has been advised to take independent legal advice before signing this Deed.

23.	ASSIGNMENT

23.01	Neither party will be entitled to assign or transfer all or any of his/her/its rights, benefits, obligations and liabilities hereunder without the express written consent of the other party.

23.02	The Lender may grant participations in all or any part of its rights under this Deed and make disclosures in accordance with the provisions of clauses 17.02 and 17.03 of the Loan Agreement but as if references therein to the Borrower were references to the Mortgagor.

24.	NOTICES

24.01	Any notice, claim or demand requiring to be served under or in connection with this Deed shall be in writing and signed by or on behalf of the party giving it. The notice, claim or demand shall be sufficiently given or served if delivered to the address and attention of the relevant party set out in Clause 23.02, or as otherwise notified from time to time hereunder with specific reference to this Deed. Any such notice, claim or demand shall be delivered by hand or facsimile transmission or email or sent by prepaid first class post and if delivered by hand or sent by facsimile transmission or email shall conclusively be deemed to have been given or served at the time of despatch or twenty-four (24) hours after in the case of international service, and if sent by post shall conclusively be deemed to have been received seven (7) days from the time of posting. All notices under this Deed shall be in the English language.

24.02	The addresses of the parties for the purpose of Clause 23.01 are as follows:

The Mortgagor:

Alan Dennis Shortall

xxxxxxxxxxxxx

xxxxxxxxxxxxxxx

For the attention of

Alan Shortall

Phone No: xxxxxxxxxxx

Email: xxxxxxxxxxxxxxxxxxxx

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

22

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

The Lender:

ICG Venture Limited

Room 2003, 20th Floor, Fairmont House, 8 Cotton Tree Drive, Central, Hong Kong

For the attention of

Mr. Issac Lee

Phone No.: +852 2817 9882

Fax No: +852 2817 9266

Email: loans@icgholdings.com

24.03	Any party may change the address (or other details) to which notices can be sent by giving written notice of such change of address (or details) to the other party with specific reference to this Deed and in the manner herein provided for giving notice.

25.	GOVERNING LAW

25.01	This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

25.02	The parties shall first try to settle through mediation on any claim or dispute arising out of or in connection with the existence, validity, interpretation, performance or termination of this Deed. Mediation shall be conducted in accordance with the mediation rules of the Law Society of Hong Kong (the “Law Society”) in force at this time. Either party may initiate mediation by delivering a written request for mediation to the other party with copies to the Law Society. There shall be one mediator who shall be an Accredited General Mediator of the Law Society. The language to be used in the mediation shall be English. The place of mediation shall be in Hong Kong.

25.03	Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong in relation to any claim or dispute, and irrevocably waives any objection which it may now or hereafter have to the courts of Hong Kong being nominated as the forum to hear and determine any such claim or dispute and agrees not to claim that any such court is not a convenient or appropriate forum.

25.04	The Borrower irrevocably and unconditionally waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

25.05	Notwithstanding the submission of any claim or dispute pursuant to this Clause to mediation, the parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Deed, except insofar as it/they relate(s) directly to those matters in dispute.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

23

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE MORTGAGOR

THE COMMON SEAL of	)
)
SIGNED FOR AND ON BEHALF OF	)
THE MORTGAGOR in the presence of*:	)
)
)
Signature of witness	)	Signature of authorized person
)
)
Name of witness (block letters))		Office held
)
)
Address of witness	)	Name of authorized person (block letters)
)
)
Occupation of witness	)

THE LENDER

SIGNED by ISSAC LEE	)
duly authorized for and on behalf of	)
ICG Venture LIMITED	)
in the presence of:	)

Signature of witness	)

Name of witness (block letters))
)
Address of witness	)	By executing this Deed the signatory
	)	warrants that the signatory is duly
	)	authorized to execute this Deed on behalf
	)	of ICG Venture Limited
Occupation of witness	)

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

24

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

SCHEDULE 1

PARTICULARS OF THE COLLATERAL SHARES

Issuer	Stock Exchange	Stock Code	Number of Shares
Unilife Corp	NASDAQ GM	UNIS:US	Approximately and the exact number shall be stated on the Loan Facility Letter

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

25

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

SCHEDULE 2

MORTGAGOR’S REPRESENTATIONS AND WARRANTIES

1.	GENERAL

1.01	The facts stated in the Recitals of this Deed are true and correct in all material respects.

1.02	The Mortgagor has the right, power and authority to enter into and perform this Agreement which constitutes or when executed will constitute legal, valid and binding obligations on it in accordance with its terms.

2.	COLLATERAL SHARES AND THE ADDITIONAL COLLATERAL

2.01	The Mortgagor has full power, authority and legal right to enter into and engage in the transactions contemplated by this Deed.

2.02	This Deed constitutes legal, valid and binding obligations of the Mortgagor enforceable in accordance with its terms.

2.03	Neither the execution of this Deed nor the performance by the Mortgagor of any of its obligations or the exercise of any of its rights hereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorization, agreement or obligation applicable to it or result in the creation of or oblige the Mortgagor to create a Charge in respect of the Shares (except in favor of the Lender under or pursuant to this Deed).

2.04	All authorizations required from any governmental or other authority or from any creditors of the Mortgagor for or in connection with the execution, validity and performance of this Deed have been obtained and are in full force and effect.

2.05	The particulars of the Collateral Shares set out in Schedule 1 are accurate and all the Shares forming the Collateral Shares have been validly issued and are fully paid up.

2.06	Subject to this Deed, the Mortgagor is the sole (legal) and beneficial owner of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral provided by the Mortgagor pursuant to Clause 6 (as the case may be) and is entitled to sell and transfer the full legal and beneficial ownership of the same to the Lender or its nominee.

2.07	No Charge exists over all or any part of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral (except as created under or pursuant to this Deed).

2.08	Neither the Mortgagor nor its nominee has granted in favor of any other person any interest in or any option or other rights in respect of any of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

26

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

2.09	The Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral provided by the Mortgagor are issued and fully paid and are freely transferable and tradable by the Mortgagor to the Lender without the consent, approval, permission, license or concurrence of any third party.

2.10	There is no option, right to acquire, mortgage, charge, pledge, lien or other form security or Encumbrance on, over or affecting any of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

2.11	The Mortgagor shall make and procure the Issuer to make all appropriate disclosures pursuant to, and will comply in all respects with applicable law, regulation or direction applicable to it in connection with the pledge of the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral, including but not limited to set out in the Listing Rules, the Securities & Futures Ordinance and the Hong Kong Code on Takeovers and Mergers.

2.12	There is no litigation, arbitration or administrative proceeding is currently taking place or pending or contemplated or threatened against the Mortgagor or its assets before or by any court, arbitrator, grand jury, administrative agency, governmental authority or instrumentality which contests the Mortgagor’s ownership in the Collateral Shares, the Additional Collateral (if applicable) and the Additional Cash Collateral.

2.13	it is not necessary in order to ensure the validity, enforceability, priority or admissibility in evidence in proceedings of this Deed in [Hong Kong] or any other relevant jurisdiction that it or any other document be filed or registered with any authority in [Hong Kong or elsewhere] or that any tax be paid in respect thereof.

2.14	No order has been made or resolution passed for the bankruptcy of the Mortgagor and there is not outstanding:-

(a)	any petition or order for the bankruptcy of the Mortgagor;

(b)	any receivership of the whole or any part of the undertaking or assets of the Mortgagor;

(c)	any voluntary arrangement or scheme of arrangement of any kind under the Companies Ordinance or any other laws of Hong Kong between the Mortgagor and any of its respective creditors.

3.	CONTINUING REPRESENTATION AND WARRANTY

3.01	The Mortgagor also represents and warrants to and undertakes with the Lender that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

27

ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

SCHEDULE 3

FORM OF NOTICE AND ACKNOWLEDGMENT

To: ICG Venture Limited

Dear Sirs,

Re: Unilife Corp (the “Company”)

We give you notice that by a share mortgage dated                      we have agreed to mortgage          shares of common stock of approximately USD          each of Unilife Corp (the “Shares”) of which we are the sole beneficial owner to ICG Venture Limited (the “Lender”). A copy of the share mortgage is attached to this notice.

We instruct you forthwith to deposit with the Lender in respect of the Share(s) of which you are the registered holder(s) and to execute and deliver to the Lender such instruments of transfer, contract notes, and other documents in respect of such Share(s), including a power of attorney to sell, transfer or otherwise dispose of the same, in such form as the Lender may at any time and from time to time require.

These instructions shall be irrevocable until such time as you receive written notice from the Lender stating that its mortgage over the Shares has been released or otherwise discharged.

Please acknowledge these instructions by executing and delivering to the Lender the attached acknowledgment.

Yours faithfully,

Name: Alan Dennis Shortall

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

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ICGVE-US-UNIS-A00 6.May.15 Final Share Mortgage

[on duplicate]

Acknowledgement

To: ICG Venture Limited

Dear Sirs,

Re: Unilife Corp (the “Company”)

I/We acknowledge receipt of the attached notice from Alan Shortall (the “Mortgagor”).

I/We [jointly and severally]:

1.	warrant that I/we are the registered holder(s) of a total of share(s) of common stock of approximately USD each, in the Company;

2.	confirm that I/we hold such share(s) as nominee(s) on trust for the Mortgagor and that I/we shall hereafter hold such share(s) on behalf of yourselves as mortgagee in accordance with the terms of the notice and share mortgage;

3.	grant you a power of attorney in the terms of clause 16 of the share mortgage as if references therein to the Mortgagor were references to me/us and undertake to grant you such further powers of attorney in such form as you may at any time and from time to time require; and

4.	waive any right I/we may have under the articles of association of the Company or otherwise to purchase the Shares or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in clause 6 of the share mortgage.

EITHER

[SIGNED, SEALED AND DELIVERED	)
by [ ] in the presence of:	)

)
Signature of witness	)

)
Name of witness (block letters))

)
Address witness	)
)
Occupation of witness	)	Signature of Mortgagor

INTERNATIONAL CAPITAL GROUP

INNOVATIVE • GLOBAL • INVESTMENTS

Room 2002 / 20th Floor / Fairmont House / 8 Cotton Tree Drive / Central / Hong Kong

(T) +852 2817 9882 / (F) +852 2817 9266

29